UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 8, 2020 (May 8, 2020)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda
(Address of principal executive offices and zip code)
(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Incorporated by reference is a press release issued by the Registrant on May 8, 2020, attached as Exhibit 99.1, announcing the appointment of Patrick J. Haveron and Lawrence F. Metz as co-Chief Executive Officers, with Mr. Haveron remaining Chief Financial Officer.

Item 9.01	Financial Statements and Exhibits.
 (d)           Exhibit

Exhibit No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 8, 2020	MAIDEN HOLDINGS, LTD.

		By:	/s/ Denis M. Butkovic
Denis M. Butkovic
Senior Vice President, General Counsel and Secretary

Exhibit 99.1
PRESS RELEASE

Maiden Holdings, Ltd. Names Patrick J. Haveron Co-Chief Executive Officer
PEMBROKE, Bermuda, May 8, 2020 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) ("Maiden" or the "Company") today announced that Patrick J. Haveron had been named the Company’s Co-Chief Executive Officer alongside Lawrence F. Metz, effective immediately. Mr. Haveron will remain Maiden’s Chief Financial Officer.
Barry D. Zyskind, Maiden’s Chairman of the Board of Directors stated, “Since our leadership changes in the third quarter of 2018, Pat and Larry have worked closely and in partnership to stabilize Maiden’s balance sheet, strengthen our capital and solvency position and to work to return Maiden to profitability. Today’s announcement recognizes the significant contributions that Pat has made not only since that time but over the course of his career at Maiden. Our Board looks forward to Pat and Larry’s leadership working together to build shareholder value for Maiden in the future.”

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.